Exhibit 99.1

DTS Reports Third Quarter 2008 Financial Results

Agoura Hills, Calif. — November 10, 2008 — DTS, Inc. (Nasdaq: DTSI) today announced financial results for the third quarter and nine months ended September 30, 2008.

For the third quarter of 2008, DTS reported revenue from continuing operations of $13.9 million, up 30% from $10.7 million reported for the third quarter of 2007.  Included in third quarter 2008 revenues was $1.6 million in royalty recoveries, compared to none in the third quarter of last year.  Income from continuing operations for the third quarter of 2008 was $2.0 million, or $0.11 per diluted share, up from $840,000, or $0.05 per diluted share, reported in the prior year’s third quarter.

Stock-based compensation expense for the third quarter of 2008 was $1.0 million, or $0.03 per diluted share net of tax, compared to $748,000 or $0.02 per diluted share net of tax, for the third quarter of 2007.

For the nine months ended September 30, 2008, the Company reported revenue from continuing operations of $42.0 million, up 16% from $36.2 million for the same period last year.  Income from continuing operations was $6.6 million, or $0.36 per diluted share for the nine months ended September 30, 2008, up from $5.2 million, or $0.28 per diluted share, reported for the same period of 2007.  Included in the nine month 2008 results was approximately 3.4 million dollars in royalty recoveries, compared to 2.7 million in the same period of 2007.

“We are pleased with our final results for the quarter, coming in at the high end or above the preliminary results we announced on October 15,” commented Jon Kirchner, president and CEO of DTS, Inc. “With declining prices and wider availability of Blu-ray products, we are keenly interested in seeing retail sales results for this year’s holiday season.

“With respect to guidance, based on initial production reports from a subset of our licensees, we currently believe we are on track to land near the middle of the revenue range of $55 million to $59 million for the year, and toward the low end of the full year EPS range of $0.52 to $0.58 per share.

“Overall, we remain cautious about the near-term industry outlook, but we continue to believe in the attractive long-term prospects for the Blu-ray format and for our business.  Accordingly, over the past three months we repurchased 700,000 shares of common stock under our recent 1 million share repurchase authorization,” concluded Kirchner.

Conference Call Information

DTS will broadcast a conference call today, Monday, November 10, 2008, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 866-249-6463 or 303-262-2131 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time on November 10, 2008 through November 17, 2008, by dialing 800-405-2236 or 303-590-3000 (outside the U.S. and Canada) and entering the pass code 11121155#.

About DTS

DTS, Inc. (NASDAQ: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Blu-ray Disc and Surround Music software. Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in Canada, China, France, Hong Kong, Ireland, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS is a registered trademark of DTS, Inc.

Investor Contacts:	Press Contact:
Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-827-2279
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the timing, costs and attention attendant to the divesture of the non-consumer business, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	September 30,
	2007	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,523	$39,937
Short-term investments	49,879	51,113
Accounts receivable, net of allowance for doubtful accounts of $81 and
$73 at December 31, 2007 and September 30, 2008, respectively	8,675	6,268
Deferred income taxes	8,776	6,369
Prepaid expenses and other current assets	1,342	1,311
Income taxes receivable, net	2,085	1,787
Assets of discontinued operations held for sale	8,629	—
Total current assets	114,909	106,785
Property and equipment, net	5,861	7,139
Intangible assets, net	2,387	2,319
Deferred income taxes	8,584	12,538
Long-term investments	—	14,809
Other assets	3,019	1,494
Assets of discontinued operations held for sale	3,457	—
Total assets	$138,217	$145,084

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,068	$1,058
Accrued expenses and other current liabilities	6,118	6,575
Liabilities of discontinued operations held for sale	7,503	—
Total current liabilities	14,689	7,633
Other long-term liabilities	2,242	2,809
Liabilities of discontinued operations held for sale	474	—

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2007 and September 30, 2008; no shares
issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2007 and September 30, 2008; 18,669 and
19,241 shares issued at December 31, 2007 and September 30, 2008, respectively; 17,669 and 18,069 outstanding at December 31, 2007
and September 30, 2008, respectively	2	2
Additional paid-in capital	140,008	150,362
Treasury stock, at cost - 1,000 and 1,172 shares at December 31, 2007
and September 30, 2008, respectively	(22,670)	(27,669)
Accumulated other comprehensive income	193	312
Retained earnings	3,279	11,635
Total stockholders' equity	120,812	134,642

Total liabilities and stockholders' equity	$138,217	$145,084

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
	(Unaudited)

Revenue	$10,714	$13,943	$36,233	$41,982
Cost of revenue	288	322	842	930
Gross profit	10,426	13,621	35,391	41,052
Operating expenses:
Selling, general and administrative	7,195	8,895	23,289	26,418
Research and development	1,611	1,725	4,881	5,364
Total operating expenses	8,806	10,620	28,170	31,782
Income from operations	1,620	3,001	7,221	9,270
Interest and other income, net	912	534	2,139	1,801
Income from continuing operations before income taxes	2,532	3,535	9,360	11,071
Provision for income taxes	1,692	1,526	4,174	4,437
Income from continuing operations	840	2,009	5,186	6,634
Income (loss) from discontinued operations, net of tax	(1,977)	17	(7,746)	1,722
Net income (loss)	$(1,137)	$2,026	$(2,560)	$8,356

Earnings per share - basic:
Income from continuing operations	$0.05	$0.11	$0.29	$0.37
Discontinued operations, net of tax	(0.11)	-	(0.43)	0.10
Net income (loss)	$(0.06)	$0.11	$(0.14)	$0.47

Earnings per share - diluted:
Income from continuing operations	$0.05	$0.11	$0.28	$0.36
Discontinued operations, net of tax	(0.11)	-	(0.42)	0.10
Net income (loss)	$(0.06)	$0.11	$(0.14)	$0.46

Weighted average shares used to compute
net income (loss) per common share:
Basic	17,517	17,963	17,834	17,735
Diluted	18,207	18,509	18,524	18,310